Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K





INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Automated Government Money Trust

We consent to the use in Post-Effective Amendment No. 28 to Registration Statement (No. 2-77822) of Automated Government Money Trust of our report dated September 9, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 18, 1997